Exhibit 10.3

Kaiser Aluminum Corporation
2021 Equity and Incentive Compensation Plan
Performance Shares Award Agreement

You have been selected to receive a grant of Performance Shares pursuant to the Kaiser Aluminum Corporation 2021 Equity and Incentive Compensation Plan (the “Plan”), as specified below:

Participant: [___________________________]

Date of Grant: [_________________________]

Number of Performance Shares Granted: [______________________]

End of Performance Period: December 31, 2026

Management Objectives: The Management Objectives which, if achieved, will result in payment hereunder are set forth on Exhibit A hereto.

Formula for Determining Performance Shares Earned: Except as otherwise provided in Section 5 or Section 6 of this Agreement, the number of Performance Shares earned hereunder, if any, will be determined based on the level of achievement of the Management Objectives in accordance with the formula set forth on Exhibit A hereto. Except as otherwise provided in Section 5 or Section 6 of this Agreement, before the Performance Shares will be earned and paid, the Committee must certify the level of achievement of the Management Objectives, which the Committee shall do as soon as practicable after the date set forth under “End of Performance Period” above and in no event later than March 15 of the calendar year following the date set forth under “End of Performance Period” above.

Performance Vesting Date: For purposes of this Agreement, “Performance Vesting Date” means the later of (1) the third anniversary of the Date of Grant and in no event later than March 15 of the calendar year following the date set forth under “End of the Performance Period” above and (2) the date on which the Committee certifies the level of achievement of the Management Objectives specified under “Management Objectives” above to determine the number of Performance Shares, if any, that become vested and earned hereunder.

THIS PERFORMANCE SHARES AWARD AGREEMENT (this “Agreement”), effective as of the Date of Grant, evidences the grant by Kaiser Aluminum Corporation, a Delaware corporation (the “Company”), to the Participant named above (the “Participant”) pursuant to the provisions of the Plan of the number of Performance Shares set forth under “Number of Performance Shares Granted” above (“Target Performance Shares”). Except as otherwise provided in Section 5 or Section 6 of this Agreement, the number of Performance Shares that may become vested and earned under this Agreement shall be from 0% to 200% of the number of Target Performance Shares, with the specific number vested and earned hereunder to be determined as set forth under “Formula for Determining

Performance Shares Earned” above based on the level of achievement of the Management Objectives specified under “Management Objectives” above during the period from and including the first day of the three-year period ending on the date set forth under “End of Performance Period” above through and including the date set forth under “End of Performance Period” above.

This Agreement and the Plan collectively provide a complete description of the terms and conditions governing the Performance Shares that may be earned hereunder. If there is any inconsistency between the terms of this Agreement, on the one hand, and the terms of the Plan, on the other hand, the Plan’s terms shall control. All capitalized terms shall have the meanings ascribed to them in the Plan unless specifically set forth otherwise herein.

1.
Employment with the Company. Except as may otherwise be provided in Sections 5 or 6 of this Agreement, the Target Performance Shares are granted, and the rights and interests under this Agreement are provided, to the Participant on the condition that the Participant remains an Employee of the Company (as defined in Section 11 of this Agreement) from the Date of Grant through (and including) the Performance Vesting Date.
2.
Account for Performance Shares; Restrictions on Transfer.
(a)
The Target Performance Shares are granted, and the rights and interests under this Agreement are provided, to the Participant effective on the Date of Grant and are subject to, and granted and provided upon, the terms, conditions and restrictions set forth in this Agreement and in the Plan. The Target Performance Shares shall be credited to a bookkeeping entry in the Participant’s name established and maintained by the Company until payment or forfeiture of such Performance Shares in accordance with this Agreement.
(b)
Except as may otherwise be provided herein and in the Plan, neither the Target Performance Shares nor any right or interest under this Agreement (including, without limitation, any right to or interest in other Performance Shares that may be earned hereunder or any right to or interest in the Common Shares underlying the Performance Shares that may be earned hereunder) shall be transferable prior to payment in accordance with Section 3 of this Agreement other than as contemplated by Section 8 of this Agreement or by will or the laws of descent and distribution. If any Target Performance Shares or any right or interest under this Agreement (including, without limitation, any right to or interest in other Performance Shares that may be earned hereunder or any right to or interest in the Common Shares underlying Performance Shares that may be earned hereunder) are sold, transferred, pledged, assigned or otherwise alienated or hypothecated, whether voluntarily or involuntarily, other than in accordance with this Agreement or the Plan, or if any attachment, execution, garnishment or lien shall be issued against or placed upon Target Performance Shares or any right or interest under this Agreement (including, without limitation, any right to or interest in other Performance Shares that may be earned hereunder or any right to or interest in the Common Shares underlying Performance Shares that may be earned hereunder), all Target Performance Shares and all rights and interests under this Agreement shall be immediately forfeited by the Participant and all obligations of the Company under this Agreement shall terminate.

3.
Payment of Performance Shares.
(a)
Each Performance Share that becomes vested and earned or deemed earned hereunder shall entitle the Participant to receive one (1) Common Share, subject to adjustment in accordance with Section 11 of the Plan.
(b)
The Company shall issue or deliver Common Shares to the Participant to settle Performance Shares vested and earned hereunder as soon as practicable following the Performance Vesting Date (and in no event later than March 15 of the calendar year following the year in which the date set forth under “End of Performance Period” above occurs) or, if the Performance Shares are vested and earned or deemed earned prior thereto upon an event contemplated by Section 5(a), Section 5(b) or Section 6 of this Agreement, the date of such event (but, in all cases, within the “short term deferral” period determined under Treasury Regulation Section 1.409A-1(b)(4) (the “Short-Term Deferral Period”)), with the applicable vesting date being referred to herein as the “Vesting Date.” Notwithstanding the foregoing, if the applicable Vesting Date is a date when trading in the Common Shares is subject to a “blackout period” or any other restriction on trading under the Company’s trading policy, the issuance or delivery to the Participant of the Common Shares underlying Performance Shares vested and earned or deemed earned hereunder shall be deferred until the end of such “blackout period” or other restriction on trading, provided that, in all cases, the Common Shares underlying Performance Shares vested and earned or deemed earned hereunder shall be issued or delivered to the Participant within the applicable Short-Term Deferral Period. For the sake of clarity, the settlement and payment of Performance Shares vested and earned or deemed earned hereunder is intended to comply with Treasury Regulation Section 1.409A-1(b)(4), and this Agreement will be construed and administered in such a manner. As a result, notwithstanding any provision in this Agreement to the contrary, the settlement and payment of Performance Shares vested and earned or deemed earned hereunder in all events will be made no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the Common Shares subject to the Performance Shares vested and earned or deemed earned hereunder are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulation Section 1.409A-1(d).
(c)
Except to the extent determined by the Committee and permitted by the Plan, the Company may not issue or deliver Common Shares to the Participant in respect of Performance Shares vested and earned or deemed earned hereunder at a time earlier than otherwise expressly provided in this Agreement.
(d)
The Company’s obligations to the Participant with respect to this Agreement and the Performance Shares vested and earned or deemed earned hereunder shall be satisfied in full upon the issuance or delivery of Common Shares in respect of such Performance Shares and, if applicable, the payment contemplated by Section 4(b) of this Agreement.

4.
No Rights as Stockholder; Related Cash Payment.
(a)
The Participant shall have no rights of ownership in, and shall have no voting or other ownership rights in respect of, the Common Shares underlying the Performance Shares that may be earned hereunder until the date on which such Common Shares, if any, are issued or delivered to the Participant pursuant to Section 3 of this Agreement.
(b)
If the Company declares any dividends or distributions on the Company’s Common Shares payable other than in shares of the Company’s capital stock and the record and payment dates for such dividends or distributions occur on or after the Date of Grant but before Common Shares are issued or delivered in accordance with Section 3 of this Agreement, then contemporaneously with the issuance or delivery of Common Shares in accordance with Section 3 of this Agreement, the Company shall make a payment to the person or persons to whom such Common Shares are so issued or delivered, with such payment equal, in amount and in kind, to the dividends and distributions that such person or persons would have received if the number of Common Shares so issued or delivered had been issued and outstanding and held of record by such person or persons from and after the Date of Grant through the date of such issuance or delivery, without interest thereon. If the Company declares any dividends or distributions on the Company’s Common Shares payable other than in shares of the Company’s capital stock and the record date for such dividends or distributions occurs before Common Shares are issued or delivered in accordance with Section 3 of this Agreement but the payment date for such dividends or distributions does not occur before Common Shares are so issued or delivered, then the Company shall make a payment to the person or persons to whom such Common Shares are so issued or delivered, with such payment equal, in amount and in kind, to such dividends or distributions as promptly as practicable after the payment date for such dividends or distributions (and, in any event, within the Short-Term Deferral Period).
(c)
The obligations of the Company under this Agreement are unfunded and unsecured, and the rights of the Participant hereunder will be no greater than those of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.
(d)
In the event Section 7 of this Agreement is applicable to any Common Shares acquired pursuant to this Agreement, the Company shall have the right to demand that all or any portion of payments theretofore received by the Participant pursuant to Section 4(b) of this Agreement in respect of such Common Shares be repaid or returned to the Company. Furthermore, the Company may, to the extent permitted by law, set off the amounts payable to it as a result of any such demand against any amounts that may be owing from time to time by the Company or any Subsidiary to the Participant, whether as wages or vacation pay or in the form of any other benefit or for any other reason; provided, however, that except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

5.
Cessation of Employment.
(a)
By Death. In the event the Participant ceases to be an Employee of the Company by reason of death prior to the date set forth under “End of Performance Period” above and Section 6 of this Agreement is not then applicable, then the Target Performance Shares shall, on the date of the Participant’s death, immediately become 100% vested and deemed earned and the Company shall issue or deliver the Common Shares underlying the Target Performance Shares as soon as practicable following the date of death (and, in any event, within the Short-Term Deferral Period) to the person or persons that have been named as the Participant’s beneficiary or beneficiaries, as contemplated by Section 8 of this Agreement, or to such person or persons that have acquired the Participant’s rights to such Performance Shares by will or the laws of descent and distribution.

In the event the Participant ceases to be an Employee of the Company by reason of death on or after the date set forth under “End of Performance Period” above but on or before the Performance Vesting Date, a number of Performance Shares that would become vested and earned on the Performance Vesting Date assuming the Participant were an Employee of the Company from the Date of Grant through (and including) the Performance Vesting Date (“Earned Performance Shares”) shall become 100% vested and earned upon the Performance Vesting Date and the Company shall issue or deliver the Common Shares underlying the Earned Performance Shares as soon as practicable following the Performance Vesting Date (and in no event later than 2-½ months following the calendar year in which the date set forth under “End of Performance Period” above occurs) to the person or persons that have been named as the Participant’s beneficiary or beneficiaries, as contemplated by Section 8 of this Agreement, or to such person or persons that have acquired the Participant’s rights to such Performance Shares by will or the laws of descent and distribution.

Notwithstanding the foregoing, if, in connection with the events contemplated by the first sentence of this Section 5(a), the Participant’s death or, in connection with the events contemplated by the second sentence of this Section 5(a), the Performance Vesting Date occurs on a date when trading in the Common Shares is subject to a “blackout period” or any other restriction on trading under the Company’s trading policy, the issuance or delivery to such person or persons of the Common Shares underlying the Performance Shares vested and earned or deemed earned hereunder shall be deferred until the end of such “blackout period” or other restriction on trading, provided that, in all cases, the Common Shares underlying the Performance Shares vested and earned or deemed earned hereunder shall be issued or delivered to such person or persons (i) in connection with the events contemplated by the first sentence of this Section 5(a), within the Short-Term Deferral Period or (ii) in connection with the events contemplated by the second sentence of this Section 5(a), no later than 2-½ months following the calendar year in which the date set forth under “End of Performance Period” above occurs.

(b)
By Disability. In the event the Participant becomes Disabled (as defined in this Section 5(b)) prior to the date set forth under “End of Performance Period” above and Section 6 of this Agreement is not then applicable, then the Target Performance Shares shall, upon the date of the Participant’s Disability, immediately become 100% vested and deemed earned, and the Company shall issue or deliver the Common Shares underlying the Target Performance Shares to the Participant in accordance with Section 3 of this Agreement. In the event the Participant becomes Disabled on or after the date set forth under “End of Performance Period” above but on or before the Performance Vesting Date, any Earned Performance Shares shall become 100% vested and earned upon the Performance Vesting Date and the Company shall issue or deliver the Common Shares underlying the Earned Performance Shares to the Participant in accordance with Section 3 of this Agreement.

“Disabled” or “Disability” shall be defined as unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(c)
Involuntary Termination Other Than for Cause or Detrimental Activity; Termination For Good Reason. In the event the Participant ceases to be an Employee of the Company on or before the Performance Vesting Date because either (i) the Company or any of its Subsidiaries terminates such employment for any reason other than for Cause (as defined in Section 11 of this Agreement) or other Detrimental Activity (as defined in Section 11 of this Agreement) or (ii) the Participant terminates his or her employment for Good Reason (as defined in Section 11 of this Agreement) and, in either case, Section 6 of this Agreement is not applicable at the time of such employment termination, then the Target Performance Shares shall remain outstanding subject to the forfeiture provisions contained in Sections 2 and 7 of this Agreement and any Earned Performance Shares shall become 100% vested and earned upon the Performance Vesting Date, and the Company shall issue or deliver the Common Shares underlying the Earned Performance Shares to the Participant in accordance with Section 3 of this Agreement.
(d)
Retirement. In the event the Participant ceases to be an Employee of the Company as a result of retirement at or after age 65 (“Retirement”) and on or before the Performance Vesting Date and Section 6 of this Agreement is not then applicable, then the Target Performance Shares shall remain outstanding subject to the forfeiture provisions contained in Sections 2 and 7 of this Agreement and a pro rata portion, determined in accordance with the next following sentence, of any Earned Performance Shares shall become vested and earned upon the Performance Vesting Date. Such pro rata portion shall be determined based on a fraction, the numerator of which shall be the number of days employed during the three-year period ending on the date set forth under “End of Performance Period” above and the denominator of which shall be the total number of days in such three-year period. The Company shall issue or deliver the Common Shares underlying the Earned Performance Shares so vested and earned to the Participant in accordance with Section 3 of this Agreement.

(e)
For Other Reasons. In the event the Participant ceases to be an Employee of the Company prior to the Performance Vesting Date for any reason other than a reason set forth in Section 5(a), 5(b), 5(c) or 5(d) of this Agreement and Section 6 of this Agreement is not then applicable, then all Target Performance Shares, all rights to and interests in other Performance Shares that may be earned hereunder and all rights to and interests in payments related to the Performance Shares that may be earned hereunder shall be forfeited by the Participant. The Company shall have the right, at the sole discretion of the Committee, to determine that any Target Performance Shares that would otherwise be forfeited, and any other Performance Shares that may be earned hereunder the rights to and interests in which would otherwise be forfeited, have been vested and earned.
6.
Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control before the date set forth under “End of Performance Period” above and while the Participant continues to be an Employee of the Company (unless the Participant has ceased to be an Employee of the Company as a result of employment termination as contemplated by Section 5(c) of this Agreement or as a result of Retirement as contemplated by Section 5(d) of this Agreement), then a number of Performance Shares determined as set forth under “Formula for Determining Performance Shares Earned” above based on the level of achievement of the Management Objectives specified under “Management Objectives” above during the period from and including the first day of the three-year period ending on the date set forth under “End of Performance Period” above through the date of the Change in Control (or, if the financial information needed to determine the level of achievement of the Management Objectives is not available through the date of the Change in Control, the most recent date prior to the Change in Control through which such information is available) shall, upon the date of the Change in Control, immediately become 100% vested and earned (or, if the Participant has ceased to be an Employee of the Company as a result of Retirement as contemplated by Section 5(d) of this Agreement before the date of the Change in Control, a pro rata portion, determined based on a fraction, the numerator of which shall be the number of days employed during the period from and including the first day of the three-year period ending on the date set forth under "End of Performance Period" above through and including the date of the Change in Control and the denominator of which shall be the total number of days in such period, of such number of Performance Shares shall immediately become vested and earned), and the Company shall issue or deliver the Common Shares underlying the Performance Shares so vested and earned (or the consideration that would have been issued or delivered in respect thereof had the Performance Shares so vested and earned been outstanding at the time of such Change in Control) to the Participant in accordance with Section 3 of this Agreement. In the event of a Change in Control on or after the date set forth under “End of Performance Period” above but on or before the Performance Vesting Date, any Earned Performance Shares shall become 100% vested and earned (or, if the Participant has ceased to be an Employee of the Company as a result of Retirement as contemplated by Section 5(d) of this Agreement before the date of the Change in Control, a pro rata portion, determined as set forth in Section 5(d) of this Agreement, of any Earned Performance Shares shall become vested and earned) upon the Performance Vesting Date and the Company shall issue or deliver the Common Shares underlying the Earned Performance Shares so vested and earned (or the consideration that would have been issued or delivered in respect thereof had the Earned Performance Shares so vested and earned been outstanding at the time of such Change in Control) to the Participant in accordance with Section 3 of this Agreement.

7.
Detrimental Activity. If the Participant, either during employment by the Company or any Subsidiary or within one (1) year after termination or cessation of such employment (or, if termination or cessation of such employment is by the Company or any of its Subsidiaries for any reason other than for Cause or other Detrimental Activity or by the Participant for Good Reason as contemplated by Section 5(c) of this Agreement or results from Retirement as contemplated by Section 5(d) of this Agreement, within the period commencing upon termination or cessation of such employment and ending one (1) year after the date set forth under “End of Performance Period” above), shall engage in any Detrimental Activity, and the Committee shall so find, the Participant upon notice of such finding shall be obligated to:
(a)
Forfeit all Target Performance Shares, all rights to and interests in other Performance Shares that may be earned hereunder and all rights to and interests in payments related to Performance Shares that may be earned hereunder;
(b)
Return to the Company all Common Shares that the Participant has not disposed of that were acquired pursuant to this Agreement since the date that is one (1) year prior to the date of the commencement of such Detrimental Activity; and
(c)
With respect to any Common Shares so acquired that the Participant has disposed of, pay to the Company in cash the aggregate Market Value per Share of the Common Shares on the date of such acquisition.

To the extent that such amounts are not paid to the Company, the Company may, to the extent permitted by law, set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or any Subsidiary to the Participant, whether as wages or vacation pay or in the form of any other benefit or for any other reason; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code. For purposes of this Section 7, Common Shares shall be deemed to be acquired pursuant to this Agreement at such time as they are issued or delivered to the Participant to settle Performance Shares vested and earned or deemed earned hereunder.

8.
Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in the case of the Participant’s death before the Participant receives all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Vice President Human Resources of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid in accordance with the Participant’s will or the laws of descent and distribution.
9.
Continuation of Employment. This Agreement shall not confer upon the Participant any right with respect to continuance of employment with the Company or any Subsidiary, nor shall this Agreement interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate the Participant’s employment or other service at any time.

10.
Miscellaneous.
(a)
The payments under this Agreement and the Plan are intended to comply with, or be exempt from, Section 409A of the Code and the regulations and guidance promulgated thereunder (collectively, “Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement and the Plan shall be administered, construed and interpreted in a manner consistent therewith. To the extent that the Performance Shares that may be earned hereunder, or the issuance or delivery of the Common Shares or other payments in respect of the Performance Shares that may be earned hereunder, are subject to Section 409A, such Performance Shares shall be awarded, and any Common Shares or other payments in respect of such Performance Shares shall be issued or delivered, in a manner that will comply with Section 409A, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding any provision of this Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to this Agreement as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, the Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed in connection with this Agreement (including any taxes and penalties under Section 409A), and neither the Company nor any Subsidiary shall have any obligation to indemnify or otherwise hold the Participant harmless from any or all of such taxes or penalties.
(b)
This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.
(c)
In accordance with Section 18 of the Plan, the Board may terminate, amend or modify the Plan.
(d)
The Participant shall be obligated to pay to the Company or make arrangements satisfactory to the Committee for payment of any federal, state and local taxes (including the Participant’s FICA obligation), whether domestic or foreign, required by law to be withheld on account of any event under this Agreement.

The Company shall have the power and the right to deduct or withhold from the Participant’s compensation an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation), whether domestic or foreign, required by law to be withheld with respect to any event under this Agreement.

Notwithstanding the above, unless otherwise determined by the Committee, the Company will withhold Common Shares issuable or deliverable hereunder having an aggregate fair market value on the date the tax is to be determined equal to the amount required to be withheld. Such withholding shall be subject to any procedural rules adopted by the Committee with respect thereto.

(e)
The Participant shall be obligated to take all steps necessary to comply with all applicable provisions with respect to transfers of the Company’s securities imposed by the Company’s certificate of incorporation, bylaws and insider trading policies and federal and state securities laws, each as in effect from time to time, in exercising his or her rights under this Agreement.
(f)
All obligations of the Company under the Plan and this Agreement shall be binding on any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company.
(g)
This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.
(h)
Notice hereunder shall be given to the Company at its principal place of business or such other address as the Company may subsequently furnish to the Participant in writing, and shall be given to the Participant at the address of such Participant that is specified in the Company’s records.
(i)
If there is any inconsistency between the terms of this Agreement and the terms of a written employment agreement between the Participant and the Company or any Subsidiary relating to the earning or payment of the Performance Shares that may be earned hereunder, the terms of this Agreement shall control.
(j)
Notwithstanding any other provisions of this Agreement, the Company shall not be required to issue or deliver any Common Shares pursuant to this Agreement on a date on which such issuance or delivery would violate the Securities Act of 1933, as amended, or any other applicable federal or state securities laws.
(k)
The Participant is deemed to be bound by the terms and conditions governing the Performance Shares that may be earned hereunder as the same are set forth in this Agreement and the Plan, regardless of whether the Participant acknowledges acceptance of such grant by electronic communication or other written communication.
(l)
For the avoidance of doubt, Target Performance Shares that are not vested and earned or deemed earned hereunder, and rights to and interests in other Performance Shares that may be earned hereunder that are not vested and earned hereunder, either (i) on the Performance Vesting Date based on the level of achievement of the Management Objectives set forth above or (ii) upon an event contemplated by Section 5 or 6 of this Agreement, shall be forfeited by the Participant on the Performance Vesting Date or the date of such event, as applicable (except as otherwise expressly provided). However, the Company shall have the right, at the sole discretion of the Committee, to determine that any Target Performance Shares that may be earned hereunder that would otherwise be forfeited, and any other

Performance Shares that may be earned hereunder the rights to and interests in which would otherwise be forfeited, have been vested and earned.
(m)
Nothing in this Agreement prevents the Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purposes of clarity, the Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
(n)
In connection with the grant of the Performance Shares, the Company will collect and use certain personal information about the Participant. If the Participant is a California resident, the Participant should refer to terms in a separate privacy notice for more information about the personal information the Company will collect and the purposes for which the Company will use such data in relation to the grant of the Performance Shares. The Participant should review such notice prior to executing this Agreement.
(o)
Notwithstanding anything in this Agreement to the contrary and in addition to the Company’s clawback rights described in Section 7 of this Agreement, the Participant acknowledges and agrees that the terms and conditions set forth in the Kaiser Aluminum Corporation Compensation Clawback Policy, Effective October 2, 2023 (the “Clawback Policy”) are incorporated in this Agreement by reference. To the extent the Clawback Policy is applicable to the Participant, it creates additional rights for the Company with respect to this award of Performance Shares, Common Shares received upon the settlement of the Performance Shares, and other applicable compensation, including, without limitation, annual cash incentive compensation awards granted to the Participant by the Company. Notwithstanding any provisions in this Agreement to the contrary, any award of Performance Shares granted under the Plan, Common Shares received upon the settlement of Performance Shares granted under the Plan, and such other applicable compensation, including, without limitation, annual cash incentive compensation, will be subject to potential mandatory cancellation, forfeiture and/or repayment by the Participant to the Company to the extent the Participant is, or in the future becomes, subject to (i) any Company clawback or recoupment policy, including the Clawback Policy and any other policies that are adopted by the Company, whether to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, or (ii) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and the recovery of amounts relating thereto. By accepting the award of Performance Shares under the Plan and pursuant to this Agreement, the Participant consents to be bound by the terms of the Clawback Policy, if applicable, and agrees and acknowledges that the Participant is obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup the Performance Shares and Common Shares received upon the settlement of the Performance Shares, any gains or earnings related to the Performance Shares or Common Shares received upon the settlement of the Performance Shares, or any other applicable compensation, including, without limitation, annual cash incentive compensation, that is subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Participant of any such amounts, including from the Participant’s accounts or from any other compensation, to the extent permissible under Section 409A.
(p)
If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any applicable law, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Agreement will remain in full force and effect.
11.
Definitions.
(a)
“Cause” means (i) the Participant’s engaging in fraud, embezzlement, gross misconduct or any act of gross dishonesty with respect to the Company or its affiliates, (ii) the Participant’s habitual drug or alcohol use which impairs the ability of the Participant to perform his or her duties with the Company or its affiliates, (iii) the Participant’s indictment with respect to, conviction of, or plea of guilty or no contest to, any felony, or other comparable crime under applicable local law (except, in any event, for motor vehicle violations not involving personal injuries to third parties or driving while intoxicated), or the Participant’s incarceration with respect to any of the foregoing that, in each case, impairs the Participant’s ability to continue to perform his or her duties with the Company and its affiliates, or (iv) the Participant’s material breach of any written employment agreement or other agreement between the Company and the Participant, or of the Company’s Code of Business Conduct and Ethics, or failure by the Participant to substantially perform his or her duties for the Company which remains uncorrected or reoccurs after written notice has been delivered to the Participant demanding substantial performance and the Participant has had a reasonable opportunity to correct such breach or failure to perform.
(b)
“Detrimental Activity” means any conduct or act determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary, including, without limitation, any one or more of the following types of activity:
(i)
Conduct resulting in an accounting restatement due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws.
(ii)
Engaging in any activity, as an employee, principal, agent or consultant for another entity that competes with the Company in any actual, researched or prospective product, service, system or business activity for which the Participant has had any direct responsibility during the last two (2) years of his or her employment with the Company or a Subsidiary, in any territory in which the Company or a Subsidiary manufactures, sells, markets, services or installs such product, service or system, or engages in such business activity.
(iii)
Soliciting any Employee of the Company to terminate his or her employment with the Company or a Subsidiary.
(iv)
The disclosure to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company and its Subsidiaries acquired by the Participant during his or her employment with the Company or its Subsidiaries or while acting as a consultant for the Company or its Subsidiaries.
(v)
The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company or any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries.
(vi)
Activity that results in termination of employment for Cause.
(c)
“Employee of the Company” means an officer or employee of the Company or one or more of its Subsidiaries.
(d)
“Good Reason” means, without a Participant’s consent, the occurrence of any of the following events which is not cured by the Company within ten (10) business days following the Participant’s written notice to the Company of the event constituting Good Reason; provided, however, that (x) if such written notice is not received by the Company within the thirty (30) day period after the date on which the Participant first had knowledge of the occurrence of such event giving rise to Good Reason, any such written notice shall not be effective and the Participant shall be deemed to have waived his/her right to terminate employment for Good Reason with respect to such event or (y) if the Participant does not terminate his or her employment within the ninety (90) day period after the date on which the Participant first had knowledge of the occurrence of such event giving rise to Good Reason, the Participant shall be deemed to have waived his or her right to terminate employment for Good Reason with respect to such event:
(i)
Demotion, reduction in title, reduction in position or responsibilities, or change in reporting responsibilities or reporting level that is materially and adversely inconsistent with the Participant’s then position or the assignment of duties and/or responsibilities materially and adversely inconsistent with such position; or
(ii)
Relocation of the Participant’s primary office location more than fifty (50) miles from the Participant’s then current office location; or
(iii)
Reduction of greater than 10% in the Participant’s then base salary or reduction of greater than 10% in the Participant’s then long term or short term incentive compensation opportunity or a reduction in the Participant’s eligibility for participation in the Company’s benefit plans that is not commensurate with a similar reduction among similarly situated employees.

Exhibit A

Management Objectives